Alliant Energy
Corporate Headquarters
4902 North Biltmore Lane
P.O. Box 77007
Madison, WI 53707-1007
www.alliantenergy.com

News Release

FOR IMMEDIATE RELEASE	Media Contact: Scott Smith (608) 458-3924

Investor Relations Contact: Becky Johnson (608) 458-3267

ALLIANT ENERGY ANNOUNCES NON-REGULATED BUSINESS DEVELOPMENTS
Company expects to incur material non-cash asset valuation charge in third quarter for its Brazil investments and announces plan to retire an additional $75 million of long-term debt in 2005

Madison, Wis. – October 21, 2005 – Alliant Energy Corporation (NYSE: LNT) announced today that it expects to incur a non-cash pre-tax asset valuation charge of up to US$50 million in the third quarter of 2005 related to its Brazil investments, based on preliminary information currently available. Such information includes updated market and other information the Company received from its financial advisor and its Brazilian partner. The non-cash charge will be a component of Alliant Energy’s results from continuing operations.

The carrying value of Alliant Energy’s Brazil investments was approximately US$285 million as of June 30, 2005. This carrying value was net of approximately US$92 million of pre-tax foreign currency translation losses which are recorded in accumulated other comprehensive loss on its balance sheet. The non-cash pre-tax valuation charge is based on a valuation of the business in local currencies consistent with the applicable accounting rules.

Alliant Energy has been engaged, and continues to be engaged, in a series of judicial and administrative proceedings focused on actions taken by its Brazilian partner under various Shareholders’ Agreements. Two of these proceedings, separate arbitrations under the International Chamber of Commerce, have resulted in final and binding orders on the merits of the claims. In each proceeding, Alliant Energy’s allegations were substantiated and Alliant Energy was awarded damages.

Alliant Energy’s objective in these proceedings is to protect its rights and its investments in Brazil and to move discussions with its Brazilian partner toward a satisfactory resolution of differences regarding the operation and financial management of the Brazil operating entities in which Alliant Energy has invested. Alliant Energy will continue to encourage such discussions and resolution, while pursuing the ongoing proceedings.

Earnings Guidance — As a result of the recent developments with respect to its investments in Brazil, the Company has withdrawn its 2005 guidance for its non-regulated business. The Company expects to update its earnings guidance for its non-regulated business when it announces its earnings for the third quarter of 2005, currently scheduled to occur on November 4, 2005. The Company’s guidance for earnings from continuing operations from its domestic utility business remains unchanged at $1.85-2.05 per share, as updated on August 5, 2005.

Non-regulated Long-term Debt Redemption — Alliant Energy also announced today that Alliant Energy Resources, Inc.(AER), parent of the company’s non-regulated businesses, has given irrevocable notice of the partial redemption totaling $75 million of outstanding principal amount of its 7% Senior Notes due December 1, 2011. Alliant Energy expects to complete the redemption in late November 2005.

The redemption price will be determined in accordance with AER’s Indenture, dated as of November 4, 1999, as amended by the Third Supplemental Indenture, dated as of November 15, 2001, which establishes the make-whole premium calculation applicable to the redemption.

AER will have redeemed $379 million of debt during 2005 following this redemption. The Company’s 2005 guidance for debt repayment premiums remains unchanged at ($0.20 ) — ($0.30) per share, as updated on August 5, 2005.

“We are actively pursuing courses of action that can best help us derive value from our investments in Brazil,” stated Bill Harvey, Alliant Energy’s President and Chief Executive Officer. “While this continues to present us with some challenges, we continue to be pleased with the strong performance of our core domestic utility business as well as our ability to continue to reduce non-regulated debt and strengthen our overall financial profile.”

This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as “expects” or “estimates” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: weather conditions; economic and political conditions in the domestic and international service territories; federal, state and international regulatory or governmental actions, including the impact of the Energy Policy Act and federal tax legislation; the ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of operating costs, the earning of reasonable rates of return and the payment of expected levels of dividends; unanticipated construction and acquisition expenditures; unanticipated issues in connection with Alliant Energy’s construction of new generating facilities; issues related to the supply of purchased electricity and fuel and the price thereof, including the ability to recover purchased power and fuel costs through domestic and international rates; issues related to electric transmission, including recovery of costs incurred, and federal legislation and regulation affecting such transmission; risks related to the operations of Alliant Energy’s Duane Arnold nuclear facility and unanticipated issues relating to the anticipated sale of Alliant Energy’s interest in such facility; costs associated with Alliant Energy’s environmental remediation efforts and with environmental compliance generally; developments that adversely impact Alliant Energy’s ability to implement its strategic plan, including its ability to complete its proposed divestitures of various businesses and investments including, but not limited to, China and Mexico, in a timely fashion and for its anticipated proceeds; success of Alliant Energy’s continuing cost controls and operational efficiency efforts; no additional material declines in the fair market value of, or expected cash flows from, Alliant Energy’s investments; the amount of premiums incurred in connection with Alliant Energy’s planned debt reductions; fluctuations in foreign exchange rates; Alliant Energy’s ability to successfully complete ongoing tax audits and appeals with no material impact on Alliant Energy’s earnings and cash flows; Alliant Energy’s ability to identify and successfully complete potential acquisitions and development projects; access to technological developments; employee workforce factors, including changes in key executives, collective bargaining agreements or work stoppages; continued access to the capital markets; the ability of Alliant Energy’s Mexico assets to meet the tests for discontinued operations pursuant to the applicable generally accepted accounting principles; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in this news release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Alliant Energy Corporation is an energy-services provider that serves more than three million customers across its various service territories. Providing its customers in the Midwest with regulated electricity and natural gas service remains the company’s primary focus. Alliant Energy’s utility subsidiaries, Interstate Power and Light and Wisconsin Power and Light, serve 985,000 electric and 415,000 natural gas customers. Alliant Energy, headquartered in Madison, Wis., is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the company’s Web site at www.alliantenergy.com.